Exhibit 99.1

HERTZ REPORTS THIRD QUARTER 2023 RESULTS:
REVENUE OF $2.7 BILLION, NET INCOME OF $629 MILLION AND
ADJUSTED CORPORATE EBITDA OF $359 MILLION
____________________________________________________________________________

"Hertz produced record revenue in the quarter, reflecting ongoing strength in demand and stability in pricing. Our premium Hertz brand performed well, and we saw further growth in our rideshare business and progress in reinvigorating our value brands," said Stephen Scherr, Chair and CEO of Hertz. "We nonetheless remain focused on the cost side to improve margins," Scherr continued. "Our ongoing investments will give rise to better operating fundamentals, and with the growth opportunities ahead of us, I am confident in the trajectory of our business and the forward for Hertz. Across these efforts, we remain committed to delivering excellent service to our customers while shaping the future of mobility.”

ESTERO, Fla, October 26, 2023 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its third quarter 2023.

HIGHLIGHTS

•Total revenues of $2.7 billion
•GAAP net income of $629 million, a 23% margin, or $0.92 per diluted share
•Adjusted Net Income of $230 million, or $0.70 per adjusted diluted share
•Adjusted Corporate EBITDA of $359 million, a 13% margin
•Operating cash flow of $851 million, adjusted operating cash flow of $215 million
•Adjusted free cash flow of $313 million
•Corporate liquidity of $1.7 billion at September 30, including $594 million in unrestricted cash
•Company utilized $50 million to repurchase 3.0 million common shares during the quarter

THIRD QUARTER RESULTS

Third quarter revenue of $2.7 billion was a quarterly record for the Company and was characterized by continued strength in demand, particularly in leisure and rideshare channels, coupled with pricing that was well above pre-pandemic levels. Volume increased 16% year over year while average fleet was up 11%, reflecting continued fleet management optimization. Monthly revenue per unit in the quarter of $1,596 benefited from utilization of 83%, an increase of 320 basis points relative to the prior year quarter.

Monthly fleet depreciation per unit was $282, reflecting a year over year increase of 52%, attributable to a reduction in net vehicle disposition gains which were at elevated levels in 2022.

Direct operating expense (DOE) increased 17% compared to the third quarter of 2022, largely in line with the increase in volume. On a per transaction day basis, meaningful benefits from the company’s productivity initiatives in areas such as personnel, maintenance, refueling and facilities, were offset in part by higher year-over-year gross collision and damage. SG&A expense was down 15% year over year, driven by a reduction in incentive compensation compared to the third quarter of 2022, as well as benefits from the company’s ongoing productivity initiatives.

Adjusted Corporate EBITDA was $359 million in the quarter, reflecting a margin of 13%.

Adjusted free cash flow of $313 million reflected strength in demand and a reduction in fleet levels from the summer peak.

SUMMARY RESULTS
_________________________________

	Three Months Ended September 30,		Percent Inc/(Dec) 2023 vs 2022
($ in millions, except earnings per share or where noted)	2023	2022
Hertz Global - Consolidated
Total revenues	$2,703	$2,496	8%
Net income (loss)	$629	$577	9%
Net income (loss) margin	23%	23%
Adjusted net income (loss)(a)	$230	$410	(44)%
Adjusted diluted earnings (loss) per share(a)	$0.70	$1.08	(35)%
Adjusted Corporate EBITDA(a)	$359	$618	(42)%
Adjusted Corporate EBITDA Margin(a)	13%	25%

Average Vehicles (in whole units)	590,489	532,740	11%
Average Rentable Vehicles (in whole units)	562,267	503,508	12%
Vehicle Utilization	83%	80%
Transaction Days (in thousands)	43,095	37,123	16%
Total RPD (in dollars)(b)	$62.46	$67.48	(7)%
Total RPU Per Month (in whole dollars)(b)	$1,596	$1,658	(4)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$282	$185	52%

Americas RAC Segment
Total revenues	$2,172	$2,042	6%
Adjusted EBITDA	$302	$564	(46)%
Adjusted EBITDA Margin	14%	28%

Average Vehicles (in whole units)	467,916	425,596	10%
Average Rentable Vehicles (in whole units)	442,353	397,488	11%
Vehicle Utilization	84%	81%
Transaction Days (in thousands)	34,278	29,653	16%
Total RPD (in dollars)(b)	$63.33	$68.67	(8)%
Total RPU Per Month (in whole dollars)(b)	$1,636	$1,708	(4)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$295	$198	49%

International RAC Segment
Total revenues	$531	$454	17%
Adjusted EBITDA	$109	$150	(27)%
Adjusted EBITDA Margin	21%	33%

Average Vehicles (in whole units)	122,572	107,144	14%
Average Rentable Vehicles (in whole units)	119,914	106,020	13%
Vehicle Utilization	80%	77%
Transaction Days (in thousands)	8,817	7,470	18%
Total RPD (in dollars)(b)	$59.09	$62.73	(6)%
Total RPU Per Month (in whole dollars)(b)	$1,448	$1,473	(2)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$229	$135	69%
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II.
(b)    Based on December 31, 2022 foreign exchange rates.

EARNINGS WEBCAST INFORMATION
__________________________________________________________

Hertz Global's live webcast and conference call to discuss its third quarter 2023 results will be held on October 26, 2023, at 8:30 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://register.vevent.com/register/BIeff7f2e4cb054eaa937d5ae0c379782c, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

Following is selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its view of the usefulness of non-GAAP measures to investors and management.

ABOUT HERTZ
________________________

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” "guidance" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, 10-Q and 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including as a result of disruptions in the global supply chain and inflationary pressures;
•the Company's ability to attract and retain effective frontline employees, senior management and other key employees;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;

•occurrences that disrupt rental activity during the Company's peak periods particularly in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including its ability to implement plans to support a large-scale electric vehicle fleet, execute its rideshare strategy and to play a central role in the modern mobility ecosystem;
•uncertainty with respect to the economics of electric vehicles, including those driven by customer demand, pricing, maintenance, incidence rate and cost of collision and damages, and residual value volatility;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•the mix of vehicles in the Company's fleet, including but not limited to program and non-program vehicles, which can lead to increased exposure to residual risk upon disposition;
•increases in vehicle holding periods, which may result in additional maintenance costs and lower customer satisfaction;
•financial instability of the manufacturers of the Company's vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs;
•increases in the level of recall activity by the manufacturers of the Company's vehicles, which may increase the Company's costs and can disrupt its rental activity;
•the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes associated with those channels;
•the Company's ability to offer an excellent customer experience, retain and increase customer loyalty and increase market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability, and that of its key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber security breaches and other security threats, as well as to comply with privacy regulations across the globe;
•a major disruption in the Company's communication or centralized information networks or a failure to maintain, upgrade and consolidate its information technology systems;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws, including those that affect the Company's ability to offset future tax on fleet dispositions, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to accounting principles, that affect the Company's operations, its costs or applicable tax rates;
•the recoverability of the Company's goodwill and indefinite-lived intangible assets when performing impairment analysis;
•costs and risks associated with potential litigation and investigations, compliance with and changes in laws and regulations and potential exposures under environmental laws and regulations;

•the Company's ability to comply with ESG regulations, meet increasing ESG expectations of stakeholders, and otherwise achieve ESG goals;
•the availability of additional or continued sources of financing at acceptable rates for the Company's revenue earning vehicles and to refinance its existing indebtedness;
•volatility in the Company's stock price and certain provisions of its charter documents which could negatively affect the market price of the Company's common stock;
•the Company's ability to effectively maintain effective internal controls over financial reporting; and
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
________________________________________________________________________________________________________________________________________________________

CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2023	2022	2023	2022
Revenues	$2,703	$2,496	$7,187	$6,650
Expenses:
Direct vehicle and operating	1,499	1,282	4,067	3,534
Depreciation of revenue earning vehicles and lease charges, net	501	294	1,211	341
Depreciation and amortization of non-vehicle assets	33	36	100	105
Selling, general and administrative	209	246	715	738
Interest expense, net:
Vehicle	162	27	405	77
Non-vehicle	63	43	170	123
Total interest expense, net	225	70	575	200
Other (income) expense, net	5	(6)	12	(6)
(Gain) on sale of non-vehicle capital assets	—	—	(162)	—
Change in fair value of Public Warrants	(328)	(73)	(110)	(584)
Total expenses	2,144	1,849	6,408	4,328
Income (loss) before income taxes	559	647	779	2,322
Income tax (provision) benefit	70	(70)	185	(379)
Net income (loss)	$629	$577	$964	$1,943

Weighted average number of shares outstanding:
Basic	311	355	315	395
Diluted	327	379	332	421
Earnings (loss) per share:
Basic	$2.02	$1.62	$3.06	$4.92
Diluted	$0.92	$1.33	$2.57	$3.22

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$594	$943
Restricted cash and cash equivalents:
Vehicle	168	180
Non-vehicle	294	295
Total restricted cash and cash equivalents	462	475
Total cash and cash equivalents and restricted cash and cash equivalents	1,056	1,418
Receivables:
Vehicle	267	111
Non-vehicle, net of allowance of $47 and $45, respectively	1,140	863
Total receivables, net	1,407	974
Prepaid expenses and other assets	835	1,155
Revenue earning vehicles:
Vehicles	17,576	14,281
Less: accumulated depreciation	(2,117)	(1,786)
Total revenue earning vehicles, net	15,459	12,495
Property and equipment, net	672	637
Operating lease right-of-use assets	2,200	1,887
Intangible assets, net	2,881	2,887
Goodwill	1,044	1,044
Total assets	$25,554	$22,497
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$216	$79
Non-vehicle	574	578
Total accounts payable	790	657
Accrued liabilities	896	911
Accrued taxes, net	215	170
Debt:
Vehicle	12,894	10,886
Non-vehicle	3,119	2,977
Total debt	16,013	13,863
Public Warrants	506	617
Operating lease liabilities	2,094	1,802
Self-insured liabilities	472	472
Deferred income taxes, net	1,178	1,360
Total liabilities	22,164	19,852
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 479,253,617 and 478,914,062 shares issued, respectively, and 308,798,093 and 323,483,178 shares outstanding, respectively	5	5
Treasury stock, at cost, 170,455,524 and 155,430,884 common shares, respectively	(3,389)	(3,136)
Additional paid-in capital	6,389	6,326
Retained earnings (Accumulated deficit)	708	(256)
Accumulated other comprehensive income (loss)	(323)	(294)
Total stockholders' equity	3,390	2,645
Total liabilities and stockholders' equity	$25,554	$22,497

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$629	$577	$964	$1,943
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	606	366	1,490	511
Depreciation and amortization, non-vehicle	33	36	100	105
Amortization of deferred financing costs and debt discount (premium)	15	13	44	38
Stock-based compensation charges	22	32	65	96
Provision for receivables allowance	27	19	67	42
Deferred income taxes, net	(73)	52	(236)	301
(Gain) loss on sale of non-vehicle capital assets	—	(2)	(165)	(5)
Change in fair value of Public Warrants	(328)	(73)	(110)	(584)
Changes in financial instruments	1	(55)	107	(120)
Other	4	3	9	3
Changes in assets and liabilities:
Non-vehicle receivables	(49)	(34)	(383)	(234)
Prepaid expenses and other assets	3	7	(95)	(80)
Operating lease right-of-use assets	88	123	253	202
Non-vehicle accounts payable	21	25	27	(7)
Accrued liabilities	(65)	(50)	3	183
Accrued taxes, net	(11)	—	45	52
Operating lease liabilities	(97)	(130)	(275)	(223)
Self-insured liabilities	25	23	—	38
Net cash provided by (used in) operating activities	851	932	1,910	2,261
Cash flows from investing activities:
Revenue earning vehicles expenditures	(1,769)	(1,764)	(8,312)	(7,853)
Proceeds from disposal of revenue earning vehicles	1,412	1,583	4,178	4,470
Non-vehicle capital asset expenditures	(28)	(45)	(151)	(104)
Proceeds from non-vehicle capital assets disposed of	2	4	178	10
Collateral returned in exchange for letters of credit	—	—	—	19
Return of (investment in) equity investments	—	—	(1)	(15)
Net cash provided by (used in) investing activities	(383)	(222)	(4,108)	(3,473)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	1,720	903	5,741	8,282
Repayments of vehicle debt	(1,867)	(1,130)	(3,739)	(5,954)
Proceeds from issuance of non-vehicle debt	400	—	1,650	—
Repayments of non-vehicle debt	(754)	(4)	(1,513)	(14)
Payment of financing costs	(14)	(4)	(31)	(42)
Proceeds from exercises of Public Warrants	—	—	—	3
Share repurchases	(50)	(505)	(272)	(2,152)
Other	(3)	—	(3)	(4)
Net cash provided by (used in) financing activities	(568)	(740)	1,833	119
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(10)	(25)	3	(50)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(110)	(55)	(362)	(1,143)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,166	1,563	1,418	2,651
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,056	$1,508	$1,056	$1,508

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30, 2023				Three Months Ended September 30, 2022
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$2,172	$531	$—	$2,703	$2,042	$454	$—	$2,496
Expenses:
Direct vehicle and operating	1,241	258	—	1,499	1,077	206	(1)	1,282
Depreciation of revenue earning vehicles and lease charges, net	414	87	—	501	252	42	—	294
Depreciation and amortization of non-vehicle assets	27	3	3	33	29	3	4	36
Selling, general and administrative	114	40	55	209	85	53	108	246
Interest expense, net:
Vehicle	132	30	—	162	31	(4)	—	27
Non-vehicle	(4)	—	67	63	(23)	1	65	43
Total interest expense, net	128	30	67	225	8	(3)	65	70
Other (income) expense, net	1	—	4	5	(1)	4	(9)	(6)
Change in fair value of Public Warrants	—	—	(328)	(328)	—	—	(73)	(73)
Total expenses	1,925	418	(199)	2,144	1,450	305	94	1,849
Income (loss) before income taxes	$247	$113	$199	559	$592	$149	$(94)	647
Income tax (provision) benefit				70				(70)
Net income (loss)				$629				$577

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Nine Months Ended September 30, 2023				Nine Months Ended September 30, 2022
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$5,917	$1,270	$—	$7,187	$5,573	$1,077	$—	$6,650
Expenses:
Direct vehicle and operating	3,419	651	(3)	4,067	2,982	554	(2)	3,534
Depreciation of revenue earning vehicles and lease charges, net	1,035	176	—	1,211	220	121	—	341
Depreciation and amortization of non-vehicle assets	82	8	10	100	85	10	10	105
Selling, general and administrative	367	122	226	715	270	142	326	738
Interest expense, net:
Vehicle	338	67	—	405	68	9	—	77
Non-vehicle	(26)	(7)	203	170	(44)	1	166	123
Total interest expense, net	312	60	203	575	24	10	166	200
Other (income) expense, net	—	2	10	12	(3)	(3)	—	(6)
(Gain) on sale of non-vehicle capital assets	(162)	—	—	(162)	—	—	—	—
Change in fair value of Public Warrants	—	—	(110)	(110)	—	—	(584)	(584)
Total expenses	5,053	1,019	336	6,408	3,578	834	(84)	4,328
Income (loss) before income taxes	$864	$251	$(336)	779	$1,995	$243	$84	2,322
Income tax (provision) benefit				185				(379)
Net income (loss)				$964				$1,943

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2023	2022	2023	2022
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$629	$577	$964	$1,943
Adjustments:
Income tax provision (benefit)	(70)	70	(185)	379
Vehicle and non-vehicle debt-related charges(b)(l)	16	13	45	39
Restructuring and restructuring related charges(c)	2	8	10	29
Acquisition accounting-related depreciation and amortization(d)	—	1	1	2
Unrealized (gains) losses on financial instruments(e)	1	(55)	107	(120)
(Gain) on sale of non-vehicle capital assets(f)	—	—	(162)	—
Change in fair value of Public Warrants	(328)	(73)	(110)	(584)
Other items(g)(m)	20	6	24	89
Adjusted pre-tax income (loss)(h)	270	547	694	1,777
Income tax (provision) benefit on adjusted pre-tax income (loss)(i)	(40)	(137)	(104)	(444)
Adjusted Net Income (Loss)	$230	$410	$590	$1,333
Weighted-average number of diluted shares outstanding	327	379	332	421
Adjusted Diluted Earnings (Loss) Per Share(j)	$0.70	$1.08	$1.78	$3.16
Adjusted Corporate EBITDA:
Net income (loss)	$629	$577	$964	$1,943
Adjustments:
Income tax provision (benefit)	(70)	70	(185)	379
Non-vehicle depreciation and amortization(k)	33	36	100	105
Non-vehicle debt interest, net of interest income	63	43	170	123
Vehicle debt-related charges(b)(l)	11	9	31	25
Restructuring and restructuring related charges(c)	2	8	10	29
Unrealized (gains) losses on financial instruments(e)	1	(55)	107	(120)
(Gain) on sale of non-vehicle capital assets(f)	—	—	(162)	—
Change in fair value of Public Warrants	(328)	(73)	(110)	(584)
Other items(g)(n)	18	3	18	96
Adjusted Corporate EBITDA	$359	$618	$943	$1,996
Adjusted Corporate EBITDA margin	13%	25%	13%	30%
(a)Net income (loss) margin for the three months ended September 30, 2023 and 2022 was 23% and for the nine months ended September 30, 2023 and 2022 was 13% and 29%, respectively.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

Supplemental Schedule II (continued)

(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Charges incurred in International RAC, Corporate and Americas RAC for the nine months ended September 30, 2023 were $5 million, $3 million and $2 million. For 2022, charges incurred related primarily to International RAC.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents unrealized gains (losses) on derivative financial instruments, primarily associated with Americas RAC. In the nine months ended September 30, 2023, also includes the realization of $88 million of previously unrealized gains resulting from the unwind of certain interest rate caps in Americas RAC during the first quarter of 2023.
(f)Represents gain on the sale of certain non-vehicle capital assets sold in March 2023 in Americas RAC.
(g)    Represents miscellaneous items. For 2023, primarily includes certain IT related costs primarily in Corporate, charges for certain storm-related vehicle damages in Americas RAC and certain professional fees and charges related to the settlement of bankruptcy claims, partially offset by a loss recovery settlement in Americas RAC. For 2022, primarily includes bankruptcy claims, certain professional fees and charges related to the settlement of bankruptcy claims.
(h)    Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Direct vehicle and operating	$(17)	$1	$—	$(49)
Depreciation of revenue earning vehicles and lease charges, net	3	—	5	—
Selling, general and administrative	2	(13)	(25)	(63)
Interest expense, net:
Vehicle	(19)	42	(141)	93
Non-vehicle	(8)	(5)	(25)	(21)
Total interest expense, net	(27)	37	(166)	72
Other income (expense), net	—	2	(1)	1
Gain on sale non-vehicle capital assets	—	—	162	—
Change in fair value of Public Warrants	328	73	110	584
Total adjustments	$289	$100	$85	$545
(i)    Derived utilizing a combined statutory rate of 15% for the three and nine months ended September 30, 2023 and 25% for the three and nine months ended September 30, 2022 applied to the respective Adjusted Pre-tax Income (Loss). The decrease in rate is primarily resulting from EV-related tax credits anticipated to be used to decrease the Company's U.S. federal tax provision throughout 2023 based on the Company's expected purchases of electric vehicles.
(j)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(k)    Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the three months ended September 30, 2023 was $27 million, $3 million and $3 million, respectively. For the three months ended September 30, 2022 was $29 million, $3 million, and $4 million for Americas RAC, International RAC and Corporate, respectively. Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the nine months ended September 30, 2023 was $82 million, $8 million and $10 million, respectively. For the nine months ended September 30, 2022 was $85 million, $10 million and $10 million for Americas RAC, International RAC and Corporate, respectively
(l)    Vehicle debt-related charges for Americas RAC and International RAC for the three months ended September 30, 2023 were $9 million and $2 million, respectively, and were $8 million and $1 million, respectively, for the three months ended September 30, 2022. Vehicle debt-related charges for Americas RAC and International RAC for the nine months ended September 30, 2023 were $26 million and $5 million, respectively, and were $17 million and $8 million, respectively, for the nine months ended September 30, 2022.
(m)    Also includes letter of credit fees recorded primarily in Corporate.
(n)    In 2022, also includes an adjustment for certain non-cash stock-based compensation charges recorded in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$851	$932	$1,910	$2,261
Depreciation and reserves for revenue earning vehicles, net	(606)	(366)	(1,490)	(511)
Bankruptcy related payments (post emergence) and other payments	(30)	6	(10)	84
Adjusted operating cash flow	215	572	410	1,834
Non-vehicle capital asset proceeds (expenditures), net	(26)	(41)	27	(94)
Adjusted operating cash flow before vehicle investment	189	531	437	1,740
Net fleet growth after financing	124	(26)	(630)	(672)
Adjusted free cash flow	$313	$505	$(193)	$1,068

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(1,769)	$(1,764)	$(8,312)	$(7,853)
Proceeds from disposal of revenue earning vehicles	1,412	1,583	4,178	4,470
Revenue earning vehicles capital expenditures, net	(357)	(181)	(4,134)	(3,383)
Depreciation and reserves for revenue earning vehicles, net	606	366	1,490	511
Financing activity related to vehicles:
Borrowings	1,720	903	5,741	8,282
Payments	(1,867)	(1,130)	(3,739)	(5,954)
Restricted cash changes, vehicle	22	16	12	(128)
Net financing activity related to vehicles	(125)	(211)	2,014	2,200
Net fleet growth after financing	$124	$(26)	$(630)	$(672)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of September 30, 2023			As of December 31, 2022
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Term loans	$—	$1,516	$1,516	$—	$1,526	$1,526
First Lien RCF	—	150	150	—	—	—
Senior notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	10,785	—	10,785	9,406	—	9,406
International vehicle financing (Various)	2,105	—	2,105	1,466	—	1,466
Other debt	83	4	87	76	9	85
Debt issue costs, discounts and premiums	(79)	(51)	(130)	(62)	(58)	(120)
Debt as reported in the balance sheet	12,894	3,119	16,013	10,886	2,977	13,863
Add:
Debt issue costs, discounts and premiums	79	51	130	62	58	120
Less:
Cash and cash equivalents	—	594	594	—	943	943
Restricted cash	168	—	168	180	—	180
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$12,805	$2,331	$15,136	$10,768	$1,847	$12,615

LTM Adjusted Corporate EBITDA(a)		1,252			2,305

Net Corporate Leverage		1.9x			0.8x
(a)    Reconciliation of LTM Adjusted Corporate EBITDA for the nine months ended September 30, 2023 is as follows:

LTM Adjusted Corporate EBITDA:
Net income (loss) three months ended:
December 31, 2022	$116
March 31, 2023	196
June 30, 2023	139
September 30, 2023	629
LTM net income (loss)	1,080
Adjustments:
Income tax provision (benefit)	(174)
Non-vehicle depreciation and amortization	137
Non-vehicle debt interest, net of interest income	216
Vehicle debt-related charges	41
Restructuring and restructuring related charge	26
Unrealized (gains) losses on financial instruments	116
(Gain) on sale of non-vehicle capital assets	(162)
Change in fair value of Public Warrants	(230)
Litigation settlements	168
Other items	34
LTM Adjusted Corporate EBITDA	$1,252

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2023	2022		2023	2022
Total RPD
Revenues	$2,703	$2,496		$7,187	$6,650
Foreign currency adjustment(a)	(11)	9		(24)	(21)
Total Revenues - adjusted for foreign currency	$2,692	$2,505		$7,163	$6,629
Transaction Days (in thousands)	43,095	37,123		116,588	103,188
Total RPD (in dollars)	$62.46	$67.48	-7%	$61.44	$64.25	(4)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,692	$2,505		$7,163	$6,629
Average Rentable Vehicles (in whole units)	562,267	503,508		526,456	483,083
Total revenue per unit (in whole dollars)	$4,788	$4,975		$13,606	$13,723
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,596	$1,658	(4)%	$1,512	$1,525	(1)%

Vehicle Utilization
Transaction Days (in thousands)	43,095	37,123		116,588	103,188
Average Rentable Vehicles (in whole units)	562,267	503,508		526,456	483,083
Number of days in period (in whole units)	92	92		273	273
Available Car Days (in thousands)	51,744	46,339		143,823	131,955
Vehicle Utilization(b)	83%	80%		81%	78%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$501	$294		$1,211	$341
Foreign currency adjustment(a)	(2)	2		(3)	(1)
Adjusted depreciation of revenue earning vehicles and lease charges	$499	$296		$1,208	$340
Average Vehicles (in whole units)	590,489	532,740		552,098	509,086
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$845	$556		$2,188	$669
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$282	$185	52%	$243	$74	NM
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
NM - Not meaningful
(a)Based on December 31, 2022 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2023	2022		2023	2022
Total RPD
Revenues	$2,172	$2,042		$5,917	$5,573
Foreign currency adjustment(a)	(1)	(6)		(3)	(12)
Total Revenues - adjusted for foreign currency	$2,171	$2,036		$5,914	$5,561
Transaction Days (in thousands)	34,278	29,653		94,626	84,392
Total RPD (in dollars)	$63.33	$68.67	(8)%	$62.50	$65.89	(5)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,171	$2,036		$5,914	$5,561
Average Rentable Vehicles (in whole units)	442,353	397,488		422,595	390,071
Total revenue per unit (in whole dollars)	$4,908	$5,123		$13,995	$14,256
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,636	$1,708	(4)%	$1,555	$1,584	(2)%

Vehicle Utilization
Transaction Days (in thousands)	34,278	29,653		94,626	84,392
Average Rentable Vehicles (in whole units)	442,353	397,488		422,595	390,071
Number of days in period (in whole units)	92	92		273	273
Available Car Days (in thousands)	40,709	36,585		115,433	106,538
Vehicle Utilization(b)	84%	81%		82%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$414	$252		$1,035	$220
Foreign currency adjustment(a)	1	1		1	1
Adjusted depreciation of revenue earning vehicles and lease charges	$415	$253		$1,036	$221
Average Vehicles (in whole units)	467,916	425,596		446,101	415,110
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$886	$593		$2,323	$532
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$295	$198	49%	$258	$59	NM
NM - Not meaningful
(a)Based on December 31, 2022 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2023	2022		2023	2022
Total RPD
Revenues	$531	$454		$1,270	$1,077
Foreign currency adjustment(a)	(10)	15		(21)	(8)
Total Revenues - adjusted for foreign currency	$521	$469		$1,249	$1,069
Transaction Days (in thousands)	8,817	7,470		21,962	18,796
Total RPD (in dollars)	$59.09	$62.73	(6)%	$56.86	$56.85	—%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$521	$469		$1,249	$1,069
Average Rentable Vehicles (in whole units)	119,914	106,020		103,861	93,012
Total revenue per unit (in whole dollars)	$4,345	$4,420		$12,024	$11,489
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,448	$1,473	(2)%	$1,336	$1,277	5%

Vehicle Utilization
Transaction Days (in thousands)	8,817	7,470		21,962	18,796
Average Rentable Vehicles (in whole units)	119,914	106,020		103,861	93,012
Number of days in period (in whole units)	92	92		273	273
Available Car Days (in thousands)	11,035	9,754		28,389	25,417
Vehicle Utilization (b)	80%	77%		77%	74%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$87	$42		$176	$121
Foreign currency adjustment(a)	(3)	2		(4)	(2)
Adjusted depreciation of revenue earning vehicles and lease charges	$84	$44		$172	$119
Average Vehicles (in whole units)	122,572	107,144		105,997	93,976
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$688	$406		$1,621	$1,271
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$229	$135	69%	$180	$141	28%
(a)Based on December 31, 2022 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments, gain on sale of non-vehicle capital assets and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments; gain on sale of non-vehicle capital assets and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is important to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issuance costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Rental Car Days

Available Rental Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Rental Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.